As filed with the Securities and Exchange Commission on October 20, 2023

Registration No. 333-274921

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5259	93-3735199
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3242 S. Halladay Street, Suite 202

Santa Ana, California 92705

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sabas Carrillo

3242 S. Halladay Street, Suite 202

Santa Ana, California 92705

888-909-5564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert Baca Chief Legal Officer Blum Holdings, Inc. 3242 S. Halladay Street, Suite 202 Santa Ana, California 92705 888-909-5564	Veronica Lah, Esq. Katherine Blair, Esq. Manatt, Phelps & Phillips, LLP 2049 Century Park East, Suite 1700 Los Angeles, CA 90067 Tel: (310) 312-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Blum Holdings, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-274921) (the Registration Statement) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Basic Documents

2.1*

Agreement and Plan of Merger, dated as of October 9, 2023, by and among Unrivaled Brands, Inc. a Nevada corporation, Blum Holdings, Inc., a Delaware corporation, and Blum Merger Sub, Inc., a Nevada corporation (included as Annex I to the proxy statement/prospectus that is part of this registration statement).

3.1*

Form of Amended and Restated Certificate of Incorporation of Blum Holdings, Inc., a Delaware corporation (included as Annex II to the proxy statement/prospectus that is part of this registration statement).

3.2*

Form of Certificate of Designation of Series V Preferred Stock of Blum Holdings, Inc., a Delaware corporation (included as Annex III to the proxy statement/prospectus that is part of this registration statement).

3.3*

Form of Certificate of Designation of Series N Preferred Stock of Blum Holdings, Inc., a Delaware corporation (included as Annex IV to the proxy statement/prospectus that is part of this registration statement).

3.4*	Form of Amended and Restated Bylaws of Blum Holdings, Inc., a Delaware corporation (included as Annex V to the proxy statement/prospectus that is part of this registration statement).

5.1**	Opinion of Manatt, Phelps & Phillips, LLP as to the validity of the shares being registered.

8.1*	Opinion of Manatt, Phelps & Phillips, LLP as to certain of the material U.S. federal income tax consequences of the Reorganization.

21.1*	List of Subsidiaries of Blum Holdings, Inc.

23.1*	Consent of Marcum LLP.

23.2**	Consent of Manatt, Phelps & Phillips, LLP (included in the opinion filed as Exhibit 5.1).

23.3*	Consent of Manatt, Phelps & Phillips, LLP (included in the opinion filed as Exhibit 8.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement)

99.1*	Form of Proxy Card

107**	Filing Fee Table

*   Previously filed

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on October 20, 2023.

Blum Holdings, Inc.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	President, Chief Executive Officer, Treasurer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sabas Carrillo	President, Chief Executive Officer, Treasurer, Secretary and Director (Principal Executive Officer and Principal Financial Officer)	October 20, 2023

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